                                                               CONFIRMING COPY

                                                    Registration No. 333-00528
       _______________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                      __________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      __________

                             FIRST WESTERN BANCORP, INC.
                (Exact name of registrant as specified in its charter)

                 Pennsylvania                                      25-1461570
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)                Identification No.)

            101 East Washington Street
            New Castle, Pennsylvania                             16103
            (Address of principal executive offices)          (Zip Code)

                             FIRST WESTERN BANCORP, INC.
                     INCENTIVE STOCK OPTION PLAN FOR KEY OFFICERS
                               (Full title of the plan)

                                  Thomas S. Mansell
             Senior Vice President, Assistant Secretary and Legal Counsel
                             First Western Bancorp, Inc.
                              101 East Washington Street
                            New Castle, Pennsylvania 16103
                       (Name and address of agent for service)

                                    (412) 652-8550
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

       =======================================================================
       TITLE     AMOUNT    PROPOSED       PROPOSED       AMOUNT OF
       OF        TO BE     MAXIMUM        MAXIMUM        REGISTRATION
       SECUR-    REGIS-    OFFERING       AGGREGATE      FEE
       ITIES     TERED     PRICE          OFFERING
       TO BE               PER            PRICE(1)
       REGIS-              SHARE(1)
       TERED
       -----------------------------------------------------------------------
       Common    150,000   $26.75         $4,012,500     $1,383.62
       Stock,    shares
       par
       value
       $5.00 per
       share
       =======================================================================

            (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the Nasdaq Stock Market on January 15, 1996.
       _______________________________________________________________________

                                   EXPLANATORY NOTE

            First Western Bancorp, Inc.'s earlier Registration Statement on Form S-8 (File No. 33-50372), filed with the Securities and Exchange Commission on August 3, 1992 and pertaining to the First Western Bancorp, Inc. Incentive Stock Option Plan for Key Officers is incorporated herein by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


       ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the Common Stock to which this Registration Statement relates has been passed upon for First Western Bancorp, Inc. (the "Company") by Thomas S. Mansell, Senior Vice President, Assistant Secretary and Legal Counsel of the Company. Mr. Mansell is paid a salary by the Company, participates in benefit plans of the Company, including the Plan, and owns 62,660 shares of the Common Stock of the Company.

       ITEM 8.  EXHIBITS.

            The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

       EXHIBIT NO.                         DESCRIPTION
       ------------                        -----------

       4.1 Articles of Incorporation of First Western Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31 31, 1993 (Commission File No. 0-13882)).

       4.2 Bylaws of First Western Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (Commission File No. 0-13882)).

       4.3 First Western Bancorp, Inc. Incentive Stock Option Plan for Key Officers, as amended.

       5.1 Opinion of Thomas S. Mansell, Senior Vice President, Assistant Secretary and Legal Counsel of First Western Bancorp, Inc., as to the legality of the securities being registered.

       23.1                Consent of Deloitte & Touche.

       23.2 Consent of Thomas S. Mansell, Senior Vice President, Assistant Secretary and Legal Counsel of First Western Bancorp, Inc. (included in opinion filed as Exhibit 5.1).

                                      SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Castle, Commonwealth of Pennsylvania, on this 16th day of January, 1996.

                                          FIRST WESTERN BANCORP, INC.



                                          By: /s/ Thomas J. O'Shane
                                          --------------------
                                          Thomas J. O'Shane
                                          President and Chief
                                           Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

            Signature                Capacity                 Date
            ----------               ---------                -----
       /s/ John R. McKinley     Chairman of the Board;   January 16, 1996
       ---------------------    Director
       John R. McKinley

       /s/ Thomas J. O'Shane    President and Chief      January 16, 1996
       ----------------------   Executive Officer;
       Thomas J. O'Shane        Director; Principal
                                Executive Officer

       /s/ Robert H. Young      Senior Vice President -  January 16, 1996
       ---------------------    Finance, Secretary and
       Robert H. Young          Treasurer; Principal
                                Financial Officer

       /s/ Kenneth J. Romig     Vice President,          January 16, 1996
       ----------------------   Controller
       Kenneth J. Romig         Principal Accounting Officer

       /s/ Wendell H. Boyd      Director                 January 16, 1996
       ----------------------
       Wendell H. Boyd

       /s/ James M. Campbell    Director                 January 16, 1996
       ----------------------
       James M. Campbell

       /s/ Robert N. Chambers   Director                 January 16, 1996
       -----------------------
       Robert N. Chambers

            Signature                Capacity                 Date
            ----------               ---------                -----

       /s/ Robert C. Duvall        Director                   January 16, 1996
       ---------------------
       Robert C. Duvall

       /s/ Louis J. Kasing, Jr.    Director                   January 16, 1996
       ------------------------
       Louis J. Kasing, Jr.

       /s/ John W. Lehman, M.D.    Director                   January 16, 1996
       -------------------------
       John W. Lehman, M.D.

       /s/ Thomas S. Mansell        Senior Vice President,    January 16, 1996
       -------------------------    Legal Counsel and
       Thomas S. Mansell            Assistant Secretary;
                                    Director

       /s/ Floyd H. McElwain        Director                  January 16, 1996
       -------------------------
       Floyd H. McElwain

       /s/ Richard C. McGill        Director                  January 16, 1996
       -------------------------
       Richard C. McGill

       /s/ John P. O'Leary, Jr.     Director                  January 16, 1996
       -------------------------
       John P. O'Leary, Jr.

       /s/ Harold F. Reed, Jr.      Director                  January 16, 1996
       -------------------------
       Harold F. Reed, Jr.

       /s/ John W. Sant             Director                  January 16, 1996
       --------------------------
       John W. Sant

                                    EXHIBIT INDEX

       EXHIBIT NO.         DESCRIPTION              SEQUENTIAL PAGE NUMBER
       ------------        ------------             -----------------------

       4.1            Articles of Incorporation of
                      First Western Bancorp, Inc.
                      (incorporated by reference to
                      Exhibit 3.1 to the Registrant's
                      Quarterly Report on Form 10-Q
                      for the quarter ended March 31,
                      1993 (Commission File No. 0-13882)).

       4.2            Bylaws of First Western Bancorp,
                      Inc. (incorporated by reference
                      to Exhibit 3.1 to the Registrant's
                      Quarterly Report on Form 10-Q
                      for the quarter ended June 30,
                      1995 (Commission File No. 0-13882)).

       4.3            First Western Bancorp, Inc.                  7
                      Incentive Stock Option Plan for
                      Key Officers, as amended.

       5.1            Opinion of Thomas S. Mansell,                20
                      Senior Vice President, Assistant
                      Secretary and Legal Counsel of
                      First Western Bancorp, Inc., as to
                      the legality of the securities
                      being registered.

       23.1           Consent of Deloitte & Touche.                21

       23.2           Consent of Thomas S. Mansell,
                      Senior Vice President, Assistant
                      Secretary and Legal Counsel of First
                      Western Bancorp, Inc. (included
                      in opinion filed as Exhibit 5.1).